EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G. In evidence thereof, the undersigned hereby execute this Agreement as of February 7, 2013.

ROYAL BANK OF CANADA

/s/ Tom Smee
Signature

Tom Smee/Senior Vice President

Name/Title

/s/ Jeff Green
Signature

Jeff Green/Vice President

Name/Title

RBC DOMINION SECURITIES INC.

/s/ Kirby Gavelin
Signature

Kirby Gavelin/Managing Director

Name/Title

/s/ Andrew Federer
Signature

Andrew Federer/Managing Director

Name/Title